LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, that the undersigned, an executive officer or director of Myers Industries, Inc., an Ohio corporation, hereby constitutes and appoints each of Andrean R. Horton, J. Bret Treier, Sarah D'Amore, and Lauren Brown, or any of them acting singly, as his or her true and lawful attorneys-in-fact to:

(1)		execute for and on behalf of the undersigned Forms 3, 4 and 5 with respect to the securities of the Company beneficially owned by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
(the Exchange Act), and the rules and regulations promulgated thereunder by the
Securities and Exchange Commission (the SEC);
(2)		do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file each such Form 3, 4 or 5, or amendment thereto, with the SEC and any stock exchange or similar authority; and
(3)		take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or resubstitution, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the above-named attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this   12th    day of  February , 2021.

		/s/ Yvette Dapremont Bright
			Signature

		Yvette Dapremont Bright
			Print Name